UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     1     )

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Ranger Energy Services, Inc.
(Name of Registrant as Specified In Its Charter)

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RANGER ENERGY SERVICES, INC.
10350 Richmond Avenue, Suite 550
Houston, Texas 77042

AMENDMENT NO. 1 TO THE PROXY STATEMENT DATED MARCH 31, 2023 FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2023

EXPLANATORY NOTE
This amendment, dated April 17, 2023 (the “Amendment”), amends the definitive proxy statement filed by Ranger Energy Services, Inc. (the “Company”), with the U.S. Securities and Exchange Commission on March 31, 2023 (the “Proxy Statement”) for use at the 2023 annual meeting of stockholders.
This Amendment is being filed for the purpose of correcting certain administrative errors in the Summary Compensation Table and the related Pay versus Performance and additional narrative disclosures that were discovered following the filing of the Proxy Statement. The Summary Compensation Table and the related Pay versus Performance and additional narrative disclosures contained in the Proxy Statement did not reflect the correct cash bonus amounts earned by our NEOs for the fiscal years ended December 31, 2022 and 2021. As a result, in this Amendment, we have reproduced only the Summary Compensation Table and the related Pay versus Performance and additional narrative disclosures, except with the correct cash bonus amounts earned by our NEOs for the fiscal years ended December 31, 2022 and 2021. To the extent that the information in this Amendment differs from, conflicts with or otherwise updates the information contained in the Proxy Statement, the information in this Amendment shall amend and supersede the information in the Proxy Statement. Except as so amended or superseded, all information set forth in the Proxy Statement remains unchanged and important for your consideration before voting. Accordingly, we encourage you to read this Amendment carefully and in its entirety together with the Proxy Statement. Defined terms used but not defined in this Amendment have the meanings set forth in the Proxy Statement.

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. If you wish to change your vote, you can revoke your proxy or change your vote by following the instructions of the section titled “Voting at the Annual Meeting” on page 2 of the Proxy Statement.

Summary Compensation Table
The following table summarizes, with respect to our NEOs, information relating to compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary (1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Other Compensation(4) ($)	Total ($)
Stuart N. Bodden	2022	500,000	480,000	771,986	1,280	1,753,266
President, Chief Executive Officer and Director	2021	150,000 (5)	150,000 (6)	1,458,783	2,724	1,761,507

Melissa Cougle (7)	2022	204,615	216,892	457,934	35	879,476
Chief Financial Officer

Matt Hooker	2022	310,000	148,800	383,442	700	842,942
Senior Vice President of Well Services	2021	265,308	44,440	230,518	8,078	548,344

J. Brandon Blossman (8)	2022	168,270	—	492,720	220,410	881,400
Former Chief Financial Officer	2021	303,462	66,080	301,444	2,765	673,751
______________________________________________
(1)    Represents base salary earned during the respective fiscal year.
(2)     Represents one-time cash bonuses earned during the applicable fiscal year.
(3)    Represents the aggregate grant-date fair value under accounting standards for recognition of share-based compensation expense for the respective year. The Company issued performance-based restricted stock units (referred to as “Performance Stock Units” or “PSUs”) and restricted stock awards (“Restricted Stock” or “RSAs”) during the respective fiscal year. The amounts reflected in this column represent the grant date fair value of the PSUs and RSAs granted to the NEOs pursuant to the LTIP, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. The value of the PSUs are included in this column at target value. For further discussion of the respective awards, please see Note 8—Equity-Equity Based Compensation of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2022 and “—Outstanding Equity Awards at 2022 Fiscal Year-End” below.
(4)    For fiscal year 2022, represents employer contributions to the 401(k) Plan (as defined below) and life insurance premiums for all NEOs and, with respect to Mr. Blossman severance payments (consisting of cash severance and COBRA premiums) of approximately $175,000 which was paid over a period of six months.
(5)    Mr. Bodden began serving as our President and Chief Executive Officer in September 2021, and therefore, this amount reflects his pro-rated base salary.
(6)    Represents a discretionary bonus in respect of transition services as our President and Chief Executive Officer.
(7)    Ms. Cougle began serving as our Chief Financial Officer in June 2022.
(8)    Mr. Blossman served as our Chief Financial Officer until his resignation in June 2022.
Pay versus Performance Table
The following table summarizes, with respect to our NEOs, information relating to compensation paid to our NEOs in comparison to certain Company performance metrics during the fiscal years ended December 31, 2022 and 2021.

Year(1)(2)	Summary Compen-sation Table Total for PEO ($) (Stuart N. Bodden)	Compen-sation actually paid to PEO ($) (Stuart N. Bodden)	Summary Compen-sation Table Total for PEO ($) (Darron M. Anderson)	Compen-sation actually paid to PEO ($) (Darron M. Anderson)	Summary Compen-sation Table Total for PEO ($) (William Austin)	Compen-sation actually paid to PEO ($) (William Austin)	Average Summary Compen-sation Table for Non-PEO NEOs ($)	Average Compen-sation Actually Paid to Non-PEOs ($)	Total Shareholder Return ($)	Net Income ($) (in Millions)
2022	1,753,266	2,256,881	—	—	—	—	867,939	319,532	77.43	15.1
2021	1,761,507	3,054,070	382,407	382,407	306,362	496,545	611,048	1,351,489	72.22	8.6
(1)     The PEO(s) for each year are as follows:
2022: Stuart N. Bodden
2021: Stuart N. Bodden, Darron M. Anderson and William Austin
(2)     The Non-PEO(s) for each year are as follows:
2022: Melissa K. Cougle, J. Matt Hooker and J. Brandon Blossman.
2021: J. Matt Hooker and J. Brandon Blossman.
(3)    Deductions from, and additions to, the total compensation of the PEOs and non-PEO NEOs as reflected in the 2022 and 2021 Summary Compensation Table by year to calculate Compensation Actually Paid consist of the following. As the NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

	2022		2021
	Stuart N. Bodden	Average Non-PEO NEOs	Stuart N. Bodden	Darron M. Anderson	William M. Austin	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$1,753,266	$867,939	$1,761,507	$382,407	$306,362	$611,048
Adjustments for Equity Awards
Deduction of grant date values in the Summary Compensation Table	(771,986)	(444,699)	(1,458,783)	—	(76,459)	(265,981)
Year-end fair value of unvested awards granted in the current year	1,102,766	332,209	2,751,346	—	100,030	567,672
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	5,384	(339)	—	—	166,612	33,982
Year-over-year difference of year- end fair values for unvested awards granted in prior years	167,451	15,641	—	—	—	404,768
Fair values at vest date for awards granted and vested in current year	—	92,344	—	—	—	—
Forfeitures during current year equal to prior year-end fair value	—	(543,563)	—	—	—	—
Total Adjustments for Equity Awards	503,615	(548,407)	1,292,563	—	190,183	740,441
Compensation Actually Paid (as calculated)	$2,256,881	$319,532	$3,054,070	$382,407	$496,545	$1,351,489

Compensation Actually Paid and Company Performance
The graphs below provide an illustration of the relationship between the Compensation Actually Paid to our PEO and the average of the Compensation Actually Paid to our Non-PEO NEOs and (i) Company TSR, (ii) Adjusted EBITDA, and (iii) Net Income for the fiscal years ended December 31, 2022 and 2021.
TSR amounts reported in the graph below assume an initial fixed investment of $100, and that all dividends were reinvested.

Compensation Actually Paid vs Company Performance
100
75
50
25
0
Adjusted EBITDA / TSR
4
3
2
1
0
Compensation Actually Paid
2021
2022
Comp Actually Paid to PEO (Darron M. Anderson)
Comp Actually Paid to PEO (William M. Austin)
Comp Actually Paid to PEO (Stuart N. Bodden)
Avg Comp Actually Paid to Non-PEO NEOs
TSR
Adjusted EBITDA

16
14
12
10
8
Net Income
4
3
2
1
0
Compensation Actually Paid
2021
2022
Comp Actually Paid to PEO (Darron M. Anderson)
Comp Actually Paid to PEO (William M. Austin)
Comp Actually Paid to PEO (Stuart N. Bodden)
Avg Comp Actually Paid to Non-PEO NEOs
Net Income

Amended Additional Narrative Disclosures
Cash Bonuses

Our NEOs are eligible to receive bonuses under the Company’s Management Incentive Program (“MIP”) which was established on February 4, 2019 and last updated on March 30, 2022, and is comprised of annual targets and weighting with respect to certain performance metrics recommended by the Compensation Committee and approved by the Board during its fourth quarter meeting each year. The MIP is intended to recognize the NEOs’ significant contributions and aid in our retention efforts. Our Compensation Committee assesses the performance of each NEO against the established targets at the end of each fiscal year and recommends bonus payouts under the MIP to the Board for final approval. For fiscal years ended December 31, 2022 and 2021, our NEOs were eligible to receive bonuses under the MIP, with earned bonuses in respect of the applicable fiscal year reflected in the Summary Compensation Table. In connection with the fiscal year ended December 31, 2021, Messrs. Bodden, Hooker and Blossman each earned a discretionary bonus in 2022 of $150,000, $44,440 and $66,080, respectively. In connection with the fiscal year ended December 31, 2022, Mr. Bodden, Ms. Cougle, and Mr. Hooker earned a discretionary bonus in 2023 of $480,000, $216,892 and $148,800, respectively.